Exhibit 99.1

Filed by Epoch Biosciences, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933 and deemed filed
pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Subject Company: Epoch Biosciences, Inc.
Commission File No: 000-22170

For further information, contact:
Bert W. Hogue, Chief Financial Officer	Jonathan Fassberg/Brian Korb (Investor Relations)
Epoch Biosciences, Inc.	The Trout Group
(425) 482-5555	(212) 477-9007

Epoch Biosciences Announces Third Quarter Financial Results

     BOTHELL, WA, October 26, 2004 — Epoch Biosciences, Inc. (Nasdaq: EBIO), a provider of proprietary products that accelerate genomic analysis, today reported that revenues for the third quarter were $2.4 million and that net loss for the quarter was $1.2 million or $0.04 per share. Third quarter 2004 results include non-cash charges resulting from the termination of a technology license of $823,000 and changes in the fair value of common stock warrants of $34,000. Excluding these amounts, net loss was $426,000, or $0.01 per share, in the third quarter, compared with a net loss of $332,000, or $0.01 per share, in the third quarter of 2003.

William G. Gerber, M.D., chief executive officer, said, “The acceptance of our technologies and products at the research bench, in clinical and government laboratories, and in industrial plants was very evident in our financial performance this quarter, and we took a decisive step to help our products reach their potential by proposing a merger with Nanogen, a company with an established sales and marketing organization serving the diagnostics, clinical research and industrial research markets. Among other benefits, we believe that offering our products through Nanogen’s sales and marketing organization as part of a broader, more diversified portfolio of products will be a much faster and more effective means of reaching the global marketplace.”

“Our long-held goals of becoming a product company, delivering quality genomic analysis to performance-driven customers, addressing multiple market opportunities, and building multiple revenue streams are all furthered with this strategic undertaking,” Gerber said.

Total revenues increased 20% to $2.4 million in the third quarter of 2004 compared to the prior year’s third quarter due to increases in product sales and license fees and royalties. Product sales increased 13% from the third quarter of 2003, led by a 43% increase in MGB Eclipse™ product sales that included initial shipments of MGB Eclipse Detection Reagents, our recently launched

Analyte Specific Reagent products for the molecular diagnostics market. License fees and royalties increased to $1.5 million from $1.2 million a year ago due primarily to higher royalties from Applied Biosystems.

Total operating expenses for the third quarter of 2004 were $2.9 million, when excluding a non-cash charge from the termination of a license, compared to $2.3 million in the third quarter of 2003. Cost of product sales decreased to $420,000 from $463,000 in the third quarter of 2003 and decreased to 54% as a percentage of product sales from 67% last year as a result of more favorable product mix. Research and development expenses decreased to $918,000 from $952,000 in the comparable quarter of 2003 due primarily to a lower level of personnel being involved in research and development vs. manufacturing activities. Selling, general, and administrative expenses increased from $932,000 in last year’s third quarter to $1.5 million in the current quarter due to higher sales and marketing costs, and professional fees and other costs related to the announced merger with Nanogen.

In the third quarter, the Company terminated a license agreement with Incyte Corporation related to certain of its database products. As a result of the termination, the Company recognized a $823,000 non-cash charge in the third quarter, representing the remaining book value of the consideration originally paid for the license. Termination of this agreement eliminates the future payments of royalties that were required by this license.

In February 2004, the Company closed a $6.2 million private equity placement of its common stock and warrants. The warrants issued in the private equity placement provide for cash redemption by the warrant holders upon the occurrence of a change in control that may be outside of the Company’s control, subject to certain exceptions. As a result, the fair value of the warrants, measured using the Black-Scholes valuation method, is recorded as a current liability on the Company’s balance sheet in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock”. Changes in the market price of the Company’s common stock and other Black-Scholes valuation assumptions during the current quarter resulted in a decrease in the value of the warrants and the $34,000 warrant valuation adjustment reported in the Company’s statements of operations for the period ending September 30, 2004. The recognition of this valuation adjustment had no impact on the Company’s operations, working capital or liquidity.

For the nine months ended September 30, 2004, Epoch reported revenues of $6.3 million compared to $6.4 million in the first three quarters of 2003 when excluding revenues from the divested San Diego operations from the prior year. Excluding the net costs of the San Diego operations and the loss on sale of San Diego operations from 2003 and the warrant valuation adjustments and license termination charge from 2004, the proforma net loss for the first nine months of 2004 was $1.8 million, or $0.06 per share, compared to $763,000, or $0.03 per share, for the same period in 2003.

At September 30, 2004, the Company had unrestricted cash and cash equivalents of $8.5 million.

Operating Highlights

•	Reached a definitive agreement with Nanogen, Inc. (Nasdaq: NGEN) to merge Epoch into Nanogen in an all-stock transaction expected to close by the end of 2004, subject to approval of the companies’ shareholders and other closing conditions. Under the terms of the agreement, Epoch shareholders will receive a number of Nanogen shares based on an exchange ratio determined by dividing the offer price of $2.00 by Nanogen’s issue price as calculated at closing. Nanogen’s issue price will be calculated based on the average closing price of Nanogen’s shares for the 20 trading days ending on and including the third trading day prior to the closing. The agreement specifies that the exchange ratio would not be less than 0.4673 nor more than 0.6329 of one Nanogen share. Details of the proposed transaction are contained in the Form S-4 Registration Statement filed by Nanogen on October 6, 2004.

•	In July, established a collaborative research project with Nanogen aimed at utilizing Epoch’s proprietary chemistries on Nanogen’s Molecular Biology Workstation. Under the agreement, Epoch is providing contract research services and supplying small amounts of test material for Nanogen’s use.

•	Established a sales agency agreement whereby Nanogen’s sales and marketing organization will begin promoting and selling Epoch’s MGB Eclipse™ Detection Reagents, Analyte Specific Reagents (ASRs) for the molecular diagnostic market immediately. The agreement, renewable in 90 days, allows the companies to realize some of the synergies in the diagnostics business envisioned in the merger prior to completion of the larger corporate combination process.

•	Entered into a worldwide, non-exclusive license with Cambrex Bio Science Walkersville, Inc., a subsidiary of Cambrex Corporation (NYSE: CBM), for incorporation of MGB Eclipse™ Probe System technology into Cambrex’s rapid microbial detection testing products and services. The agreement with Cambrex Bioscience, an industry leader in endotoxin detection products, was Epoch’s second licensing pact in the industrial quality control testing business.

•	Received U.S. Patent number 6,790,945 on “Fluorescent Quenching Detection Reagents and Methods,” covering a group of chemical compositions yielding non-fluorescent quenchers commercialized as the Eclipse® Dark Quencher, a pioneering technology developed by Epoch that, when attached with a fluorescent dye to a DNA probe, suppresses the signal generated by the dye until the probe binds to its target DNA.

•	Launched a portfolio of MGB Eclipse™ Detection Reagents early in the quarter, achieving the company’s strategic objective of entering the molecular diagnostics market. The reagents, designed for use by qualified clinical laboratories, included infectious disease, inherited disease and cancer assays. Added four more assays to the 21 reagents comprising the initial rollout, shipped material for validation to a number of clinical laboratories, and recognized the company’s first diagnostic revenues during the remainder of the quarter.

Conference Call Information

Epoch management will hold a conference call at 11:00 a.m. EDT (8:00 a.m. PDT) today, Tuesday, October 26, 2004, to discuss third quarter financial results. To access the call, dial 800-922-0755 for domestic or 973-409-9259 for international. An audio replay will be available for seven days; domestic callers dial 877-519-4471 and international callers dial 973-341-3080 (Passcode #5304731).

A live webcast of the call may be accessed through the Investor Relations section of the Company’s website at www.epochbio.com/company/IR_Audio%20Presentations.htm or directly at www.viavid.net/detailpage.aspx?sid=00001FAA. A replay will be available for 45 days.

About Epoch Biosciences (Pre-Merger)

Epoch Biosciences, Inc. develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch’s technology has numerous applications including the detection of inherited diseases, single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions, and gene expression measurement. The Company’s chemical reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic use. The Company has an established presence in the research market through licenses to leading genomics companies, global distribution agreements and direct sales to end-users. Epoch also participates in the industrial genomic sector and has entered the diagnostics market. Epoch recently announced the signing of a definitive agreement to merge with Nanogen, Inc. (Nasdaq:NGEN), a San Diego-based developer of advanced in vitro diagnostic products. Information about Epoch is available at www.epochbio.com.

Additional Information about the Proposed Merger and Where to Find It

In connection with the merger of Nanogen and Epoch , Nanogen has filed a registration statement on Form S-4, which includes a prospectus of Nanogen and a joint proxy statement for each of Nanogen’s and Epoch’s special stockholder meetings, with the Securities and Exchange Commission on October 6, 2004. Investors and security holders are advised to read the registration statement, prospectus and joint proxy statement because they contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement, prospectus and joint proxy statement and other documents filed by Nanogen and Epoch with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, prospectus and joint proxy statement and other documents filed by Nanogen with the Securities and Exchange Commission may also be obtained from Nanogen by directing a request to Nanogen, Attention: Larry Respess, Secretary, 858-410-4600. Free copies of the joint proxy statement and other documents filed by Epoch with the Securities and Exchange Commission may also be obtained from Epoch by directing a request to Epoch, Attention: Bert Hogue, Chief Financial Officer, 425-482-5555.

Epoch Biosciences Cautionary Statement

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that the products utilizing Epoch Biosciences’ technologies may not be commercially successful or that third parties assert proprietary rights that preclude Epoch or its distributors from marketing Epoch’s products and technologies, and risks related to the proposed merger with Nanogen. These factors and others may cause actual results to differ materially from the anticipated results. Additional information about potential risk factors that could affect Epoch’s business and financial results is included in Epoch’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other reports filed from time to time with the Securities and Exchange Commission, including those contained in the Form S-4 Registration Statement filed by Nanogen on October 6, 2004. These forward-looking statements speak only as to the date of this release and Epoch undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Eclipse is a trademark of Epoch Biosciences, Inc.

- chart follows

Epoch Biosciences, Inc.
Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues:
Product sales	$779	$690	$1,835	$2,127
License fees and royalties	1,526	1,219	4,340	3,909
Contract research	100	101	100	842

Total revenues	2,405	2,010	6,275	6,878
Operating expenses:
Cost of product sales	420	463	1,159	1,845
Research and development	918	952	2,828	3,295
Selling, general and administrative	1,514	932	4,105	3,215
License termination	823	—	823	—
Loss on sale of San Diego operations	—	—	—	2,805

Total operating expenses	3,675	2,347	8,915	11,160

Operating loss	(1,270)	(337)	(2,640)	(4,282)
Other income:
Interest income, net	21	5	55	16
Warrant valuation adjustment	34	—	975	—

Net loss	$(1,215)	$(332)	$(1,610)	$(4,266)

Net loss per share — basic and diluted	$(0.04)	$(0.01)	$(0.06)	$(0.16)

Weighted average number of common shares outstanding — basic and diluted	28,640	26,089	28,141	25,924

Epoch Biosciences, Inc.
Balance Sheet Highlights
(in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
Cash and cash equivalents	$8,535	$4,415
Restricted cash	102	—
Accounts receivable, net	1,730	1,342
Inventory	92	98
Other current assets	226	217

Total current assets	10,685	6,072
Property and equipment, net	2,411	2,569
Intangible assets, net	—	868
Other non-current assets	583	664

Total assets	$13,679	$10,173

	September 30,	December 31,
	2004	2003
Accounts payable and accrued liabilities	$1,849	$1,453
Deferred revenue – current portion	401	451
Long-term obligations – current portion	427	525
Common stock warrants	879	—

Total current liabilities	3,556	2,429
Deferred revenue	2,561	2,510
Long-term obligations	677	692
Stockholders’ equity	6,885	4,542

Total liabilities and stockholders’ equity	$13,679	$10,173

Epoch Biosciences, Inc.
Reconciliations of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Certain information provided in this press release with respect to Total Revenues, Operating Expenses, Net Loss, and Net Loss Per Share excludes the operating results of the Company’s San Diego operations that were sold in May 2003, with respect to Operating Expenses, Net Loss, and Net Loss Per Share excludes the net loss on sale of San Diego operations of $2.8 million and the non-cash charge of $823 in the third quarter 2004 for the termination of a technology license, and with respect to Net Loss and Net Loss Per Share excludes non-cash amounts related to warrant valuation adjustments. Reconciliations of amounts reported in accordance with generally accepted accounting principles (GAAP) in the United States to these non-GAAP measures follow. The Company’s management believes this information provides a meaningful comparison of revenues, expenses, and operating results.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
1. Total Revenues
Total revenues as reported– GAAP	$2,405	$2,010	$6,275	$6,878
Exclude revenues from San Diego operations	—	—	—	(451)

Total Revenues – non-GAAP	$2,405	$2,010	$6,275	$6,427

2. Operating Expenses
Operating expenses as reported– GAAP	$3,675	$2,347	$8,915	$11,160
Exclude license termination	(823)	—	(823)	—
Exclude San Diego operating expenses	—	—	—	(1,149)
Exclude loss on sale of San Diego operations	—	—	—	(2,805)

Operating expenses – non-GAAP	$2,852	$2,347	$8,092	$7,206

3. Net Loss
Net loss as reported– GAAP	$(1,215)	$(332)	$(1,610)	$(4,266)
Exclude license termination	823	—	823	—
Exclude San Diego operations	—	—	—	698
Exclude loss on sale of San Diego operations	—	—	—	2,805
Exclude warrant valuation adjustment	(34)	—	(975)	—

Net loss – non-GAAP	$(426)	$(332)	$(1,762)	$(763)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
4. Net Loss Per Share
Net loss per share as reported – GAAP	$(0.04)	$(0.01)	$(0.06)	$(0.16)
Exclude license termination	0.03	—	0.03	—
Exclude San Diego operations	—	—	—	0.02
Exclude loss on sale of San Diego operations	—	—	—	0.11
Exclude warrant valuation adjustment	0.00	—	(0.03)	—

Net loss per share – non-GAAP	$(0.01)	$(0.01)	$(0.06)	$(0.03)

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